As filed with the Securities and Exchange Commission on August 14, 2009

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Maryland	95-4448705
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401
(Address, Including Zip Code, of Principal Executive Offices)

The Macerich Company

2003 Equity Incentive Plan

The Macerich Company

Eligible Directors’ Deferred Compensation/Phantom Stock Plan

 (Full Title of the Plan)

Richard A. Bayer
Senior Executive Vice President, Chief Legal Officer and Secretary
The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401

(Name and Address of Agent for Service)

Telephone Number, including Area Code, of Agent of Service:  (310) 394-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION  OF REGISTRATION  FEE

Title of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $0.01 par value per share:
2003 Equity Incentive Plan	6,800,000 shares	(1)	$26.55	(2)	$180,540,000	(2)	$10,075	(2)
Eligible Directors’ Deferred Compensation/Phantom Stock Plan	250,000 shares	(1)	$26.55	(2)	$6,637,500	(2)	$371	(2)
Total	7,050,000 shares	(1)	$26.55	(2)	$187,177,500	(2)	$10,446	(2)
(1)

This Registration Statement covers, in addition to the number of shares of The Macerich Company, a Maryland corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to The Macerich Company 2003 Equity Incentive Plan and The Macerich Company Eligible Directors’ Deferred Compensation/Phantom Stock Plan (the “Plans”) as a result of one or more adjustments under the applicable Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 7, 2009.

	The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424.  These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.                                                        Incorporation of Documents by Reference

The following documents of the Company filed with the Commission are incorporated herein by reference:

(a)                                  The Company’s Registration Statements on Form S-8, filed with the Commission on August 25, 2003 and January 24, 1996 (Commission File Nos. 333-108193 and 333-00584, respectively);

(b)                                 The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, filed with the Commission on February 27, 2009 (Commission File No. 001-12504);

(c)                                  The Company’s Quarterly Reports on Form 10-Q for its fiscal quarter ended March 31, 2009 filed with the Commission on May 11, 2009 and its fiscal quarter ended June 30, 2009 filed with the Commission on August 7, 2009 (each, Commission File No. 001-12504);

(d)                                 The Company’s Current Reports on Form 8-K, filed with the Commission on January 5, 2009, February 11, 2009 (with respect to Items 1.01, 5.03 and 9.01), May 1, 2009, May 27, 2009, May 28, 2009, June 12, 2009, June 23, 2009 and July 31, 2009 (each, Commission File No. 001-12504); and

(e)                                  The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on March 4, 1994, as amended on Form 8-K, dated August 5, 1994, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.                                                        Interests of Named Experts and Counsel

Not applicable.

Item 8.                                                        Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on August 14, 2009.

THE MACERICH COMPANY

By:	/s/ Richard A. Bayer
Richard A. Bayer
Senior Executive Vice President,
Chief Legal Officer and Secretary

POWER OF ATTORNEY

We, the undersigned directors and officers of The Macerich Company, and each of us, do hereby constitute and appoint Dana K. Anderson, Arthur M. Coppola, Edward C. Coppola, Thomas E. O’Hern and Richard A. Bayer, or any one of them, our true and lawful attorneys and agents, each with power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically but without limitation, the power and authority to sign for us and any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arthur M. Coppola	Chief Executive Officer and Chairman	August 14, 2009
Arthur M. Coppola	of the Board (Principal Executive Officer)

/s/ Dana K. Anderson	Vice Chairman of the Board of Directors	August 14, 2009
Dana K. Anderson

/s/ Edward C. Coppola	President and Director	August 14, 2009
Edward C. Coppola

/s/ James S. Cownie	Director	August 14, 2009
James S. Cownie

/s/ Frederick S. Hubbell	Director	August 14, 2009
Frederick S. Hubbell

/s/ Diana M. Laing	Director	August 14, 2009
Diana M. Laing

/s/ Stanley A. Moore	Director	August 14, 2009
Stanley A. Moore

/s/ Mason G. Ross	Director	August 14, 2009
Mason G. Ross

/s/ Dr. William P. Sexton	Director	August 14, 2009
Dr. William P. Sexton

Senior Executive Vice President, Chief
/s/ Thomas E. O’Hern	Financial Officer and Treasurer	August 14, 2009
Thomas E. O’Hern	(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1

The Macerich Company 2003 Equity Incentive Plan, as amended and restated. (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 12, 2009, and incorporated herein by reference)

4.2	The Macerich Company Eligible Directors’ Deferred Compensation/Phantom Stock Plan, as amended and restated

5.1	Opinion of Venable LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24	Power of Attorney (included in this Registration Statement under “Signatures”)